CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration Statement on Form S-8 of our reports as of the dates and relating to the financial statements of the companies listed below, which are included in the Registration Statement on Form S - 1
(No. 333-48649) by Cumulus Media Inc.


Company                                           Date of report

Cumulus Media Inc.                                  March 18,
                                                    1998, except
                                                    as to Note
                                                    15, which is
                                                    as of June 18, 1998

Albany Broadcasting Company                         May 28, 1998
American Communications Company, Inc.               May 29, 1998
Arbor Radio LP                                      February 19, 1998
Beaumont Skywave, Inc.                              May 21, 1998
Caribbean Communications Company Limited            March 9, 1998
Carolina Broadcasting, Inc. and
  Georgetown Radio, Inc.                            March 4, 1998
Castle Broadcasting Limited Partnership             May 21, 1998
Clearly Superior Radio Properties                   February 24, 1998
Communications Properties, Inc.                     May 26, 1998
Crystal Radio Group, Inc.                           March 13, 1998
Esprit' Communication Corporations                  May 26, 1998
Forjay Broadcasting Corporation                     May 21, 1998
HVS Partners                                        February 25, 1998
Jan-Di Broadcasting, Inc.                           April 30, 1998
K-Country, Inc.                                     May 29, 1998
Lesnick Communications, Inc.                        May 19, 1998
Louisiana Media Interests, Inc.
  and Subsidiaries                                  March 9, 1998
M&M Partners                                        June 4, 1998
Midland Broadcasters, Inc.                          May 12, 1998
The Midwestern Broadcasting company
  Radio Stations WWWM-FM and WLQR-AM                February 11, 1998
Mustang Broadcasting Company                        May 12, 1998
Ninety Four Point One, Inc.
  and KAYD AM/FM                                    February 20,
                                                    1998, except
                                                    as to note 7,
                                                    which is as of
                                                    March 6, 1998
Pamplico Broadcasting, L.P.                         May 28, 1998
Phoenix Broadcast Partners, Inc.                    May 20, 1998
Radio Ingsted Minnesota, Inc.,
  Radio Albert Lea, Inc. and
  KRCH of Minnesota, Inc.                           May 29, 1998
Savannah Valley Broadcasting
  Radio Properties                                  February 27, 1998
Seacost Radio Company, LLC                          June 12, 1998
Sunny Broadcasters, Inc.                            June 12, 1998
Tallahassee Broadcasting, Inc.                      May 22, 1998
Tally Radio, LC                                     May 22, 1998
Tryon - Seacoast Communications, Inc.               May 22, 1998
Value Radio Corporation                             February 21, 1998
Venice Broadcasting Corp.                           June 9, 1998
Wilks Broadcast Acquisitions, Inc.                  February 16, 1998
WJCL-FM                                             May 21, 1998
WKKO-FM, WRQN-FM, WTOD-AM and WIMX-FM               February 6, 1998
WWFC-FM and WOSC-FM                                 March 18, 1998
Savannah Communications, L.P.                       February 27, 1998
Republic Corporation and subsidiary (radio          March 2, 1998
broadcasting operations only)


                                      Pricewaterhouse Coopers LLP


Chicago, Illinois
December 1, 1998